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                                                                   EXHIBIT 10.18
                           TOWER FINANCIAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


          Tower Financial Corporation (sometimes referred to as the "Company") hereby establishes this Supplemental Executive Retirement Plan, effective as of January 1, 2002, as an unfunded, non-qualified plan for the payment of deferred compensation to certain executive employees, in recognition of their substantial contributions to the operation of Tower Financial Corporation and affiliates and to provide them with additional incentives to enhance Tower Financial Corporation and its programs.

                                   ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

     Section 1.1. Definitions. As used in the Plan, the following words and phrases, when capitalized, have the following meanings:

          (a) "Accrued Benefit" means, with respect to a Participant, a series of equal monthly payments, commencing at the Participant's Normal Retirement Date and continuing until his death, each in the following amount:

               (1) the Participant's Average Monthly Compensation multiplied by the Benefit Factor, less

               (2) the value of the Actuarial Equivalent of the Participant's Social Security Offset.

     Notwithstanding the foregoing, in no event shall Participant's Accrued Benefit exceed Eight Thousand Three Hundred Thirty-Three Dollars ($8,333.00) per month.

          (b) "Actuarial Equivalent" means, with respect to a benefit under the Plan, an actuarially equivalent benefit determined using (i) the 1983 Group Annuity Mortality Table - Weighted 50 Percent Male and 50 Percent Female and (ii) the 30-year U.S. Treasury rate in effect during the month of November preceding the year the benefit determination occurs.

          (c) "Affiliate" means any employer that, together with Tower Financial Corporation, is under common control or a member of an affiliated service group, as determined under Code subsections 414(b), (c), (m), and
     (o).

          (d) "Average Monthly Compensation" means, with respect to a Participant, the average of the Participant's monthly Compensation for the thirty-six (36) consecutive calendar months that produces the highest average during the ten (10) year period immediately before the earlier of the Participant's Normal Retirement Date, date of death, Disability date or Plan termination.

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          (e)  "Beneficiary" means, with respect to each Participant, the person or persons designated pursuant to Section 3.8 to receive benefits under the Plan in the event of his death.

          (f) "Benefit Factor" for a Plan Year means twenty-five percent (25%), plus two percent (2%) for each Year of Service completed by the Participant. The Benefit Factor shall not exceed thirty-five percent (35%).

          (g) "Board of Directors" means the Board of Directors of Tower Financial Corporation.

          (h) "Cause" means, with respect to an Employment Termination, (1) commission by the Employee of a felony or other serious crime or (2) fraudulent or dishonest conduct by the Employee intended to benefit the Employee at the expense of Tower Financial Corporation or an Affiliate.

          (i) "Change of Control" means a change in ownership or governance of Tower Financial Corporation prescribed in Section 3.9.

          (j) "Code" means the Internal Revenue Code of 1986, as amended, and its interpretive rules and regulations.

          (k) "Commencement Date" means, with respect to a Participant, the date that the payment of the Participant's benefit under the Plan commences, as provided in Article III.

          (l) "Compensation" means, with respect to a Participant, the monthly base compensation payable to the Executive, without regard Code Section 401(a)(17), plus any salary-reduction contributions to non-qualified plans attributable to such base compensation. Compensation specifically excludes any bonuses, imputed income, and any amounts recognized for the granting or exercising of options.

          (m) The Compensation Committee means the Compensation Committee of the Board of Directors.

          (n) "Disability" means a Participant's disability as determined under the long-term disability plan maintained by Tower Bank & Trust Company.

          (o) "Early Retirement Date" means, with respect to a Participant, the first day of the month beginning on or after the date the Participant both attains age 65.

          (p) "Employee" means any person employed by Tower Financial Corporation or an Affiliate on a full-time, salaried basis.

          (q) "Employment Termination" means the cessation of a Participant's or former Participant's status as an Employee for any reason. A Participant shall be deemed

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     to be an Employee for purposes of this Plan if he receives any remuneration or fees from Company or consulting services or Board membership.

          (r) "Normal Retirement Date" means, with respect to a Participant, the first day of the month beginning on or after the date the Participant attains age 70.

          (s) "Officer" means an Employee who is serving in a key management position for Tower Financial Corporation or an Affiliate that the Board of Directors designates as a position eligible for Plan participation.

          (t) "Participant" means a key management Employee who is selected by the Compensation Committee to participate in the Plan pursuant to Section
     2.1 and listed in the Appendix.

          (u) "Plan" means this instrument, as amended from time to time, and the non-qualified supplement retirement plan established by this instrument.

          (v) "Plan Year" means January 1, 2002, to December 31, 2002, and thereafter the calendar year.

          (w) "Social Security Offset" means the Participant's unreduced primary insurance amount payable at the Participant's normal retirement age, as provided under section 202 of the Social Security Act as in effect at the time the Social Security Offset is determined.

          (x) "Year of Service" means, with respect to a Participant, the number of complete Plan Years that the Participant is employed by the Company after the effective date of the Plan.

     Section 1.2. Rules of Construction. The following rules of construction shall govern in interpreting the Plan:

          (f) The Plan is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees that is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974.

          (g) The provisions of this Plan shall be construed and governed in all respects under and by the internal laws of the State of Indiana.

          (h) If any provision of the Plan is held to be illegal or invalid for any reason, that provision shall be void, but the voiding of that provision shall not otherwise impair or affect the remaining provisions of the Plan.

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                                   ARTICLE II
                                  PARTICIPATION

     Section 2.1. Commencement of Participation. The Compensation Committee shall designate each Employee who is to become a Participant by resolution of the Board of Directors and by identifying the Employee as a Participant on the attached Appendix.

     Section 2.2. Termination of Participation. Once designated a Participant, an Employee shall continue to be a Participant until (a) the Compensation Committee determines that he shall cease to be a Participant, (b) his Employment Termination or Disability, or (c) the termination of the Plan, whichever occurs first.

                                   ARTICLE III
                                FORMS OF BENEFIT

     Section 3.1. Normal Retirement Benefit. If a Participant incurs an Employment Termination after attaining age 65 but before his Normal Retirement Date, his Plan benefits shall be paid in a series of monthly installments in the amount of his Accrued Benefit, commencing on the 1st day of the month following the later of his Normal Retirement Date and continuing until his death.

     Section 3.2. Delayed Retirement Benefit. If a Participant incurs an Employment Termination after his Normal Retirement Date, his Plan benefits shall be paid in a series of monthly installments in an amount that is the Actuarial Equivalent of his Accrued Benefit, commencing on the first day of the month following his Employment Termination and continuing until his death.

     Section 3.3. Disability Benefit. If a Participant incurs a Disability while an Employee, his Plan benefit shall be paid in a series of monthly installments, each in an amount that is the Actuarial Equivalent of his Accrued Benefit, commencing on the first day of the month following the effective date of his Disability and continuing until his death.

     Section 3.4. Death Benefit.

          (a) If a Participant dies while an Employee, his Accrued Benefit shall be paid to his Beneficiary, commencing as soon as administratively feasible following his death, in a lump sum amount that is the Actuarial Equivalent of his Accrued Benefit.

          (b) If a Participant dies while receiving benefits under this Plan, no further benefits shall be paid under this Plan.

     Section 3.5. Employment Termination Benefit. If a Participant incurs an Employment Termination before his Normal Retirement Date, his Plan benefit shall be as follows:


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          (a)  Except as specifically provided in Sections 3.3, 3.4 and 3.9, the
     Participant shall not be entitled to any benefit under the Plan if his employment is terminated prior to reaching his 65th birthday.

          (b) Solely with respect to Donald Schenkel, if the Company does not retain the him pursuant to Article XIII of that certain employment contract between the Company and Donald Schenkel without Cause, then the monthly Accrued Benefit shall commence within 30 days of the date the Company provides written notice to Schenkel. The Accrued Benefit payable under this Paragraph (b) shall not be actuarially reduced for early payment.

          (c) Notwithstanding any to the contrary set forth in this Plan, if the Employment Termination is initiated by Tower Financial Corporation For Cause, the Participant's benefits under the Plan shall be forfeited.

     Section 3.6. Termination of the Plan by the Company. Upon termination of the Plan by the Company, each Participant shall be entitled to a benefits under the Plan as follows:

          (a) If the Company terminates the Plan within twelve (12) months following a Change of Control, each Participant's Plan benefit shall be paid, as soon as administratively feasible after Plan termination, in a single, lump-sum amount that is the Actuarial Equivalent of his Accrued Benefit.

          (b) If the Company terminates the Plan under any other circumstance, each Participant's Accrued Benefit shall be frozen, and his Plan benefit shall be paid to him or, in the event of his death, to his Beneficiary at the same time, and in the same form and amount, that his Plan benefit would have been paid had the Plan not been terminated.

     Section 3.7. Benefits for a Former Participant. If the Company determines that a Participant shall cease to participate in the Plan before he has begun to receive his Plan benefit, the Participant's Accrued Benefit shall be frozen, and his Plan benefit shall be paid to him or, in the event of his death, to his Beneficiary at the same time, and in the same form and amount, that his Plan benefit would have been paid had he remained a Participant until his death, Disability, Employment Termination, or Plan termination, whichever is applicable.

     Section 3.8. Designation of Beneficiary. In accordance with procedures prescribed by the Company, each Participant shall designate as Beneficiary the person or persons, including a trustee, to receive any Accrued Benefit payable under Section 3.4 following his death. If the Participant does not designate a Beneficiary, or if no designated Beneficiary survives the Participant, his Beneficiary shall be his estate.

     Section 3.9. Change of Control.

          (a) For purposes of the Plan, a Change of Control will have the following meaning:


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               (i) A reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, directly or indirectly, own less than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities;

               (ii) A liquidation or dissolution of the Company;

               (iii) The acquisition by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, (excluding any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of more than fifty percent (50%) of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

               (iv) As the result of, or in connection with, any tender or exchange offer, merger, consolidation or other business combination, sale or disposition of all or substantially all of the Company's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

          (b) Notwithstanding anything to the contrary contained herein, if a Participant is terminated by the Company or his authority and responsibility are substantially reduced, without Cause within three (3) months prior or twelve (12) months after a Change in Control, the present value of the Participant's Accrued Benefit shall be paid in a single lump sum distribution within sixty (60) days of his date of termination.

                                   ARTICLE IV
                                     FUNDING

     Section 4.1. Plan Unfunded. The obligation to pay benefits under the Plan represents only a contractual obligation of the Company to make payments when due. Tower Bank & Trust Company's obligation to pay benefits shall not be secured in any way, and neither shall set aside assets beyond the reach of their general creditors for the purpose of paying benefits under the Plan.

     Section 4.2. Insurance Contracts. The Company may determine, in its sole discretion, to purchase one or more life insurance contracts on the Participant's life as a means of reserving assets to pay its obligations under the Plan. In that event, the Participant shall, as a condition to receiving any benefits under the Plan, consent to the purchase of that insurance, execute any


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application or other forms that the insurer reasonably requires, and make other reasonable efforts to permit the Company to obtain that insurance.

                                    ARTICLE V
                                 ADMINISTRATION

     Section 5.1. Tower Financial Corporation. Tower Financial Corporation shall administer the Plan and may delegate all or a portion of its responsibility to such individuals as it deems appropriate.

     Section 5.2. Notices. Any notice to the Company under the Plan shall be sufficient if it is in writing and delivered by hand or sent by registered or certified mail, return receipt requested, to the Board of Directors. Any notice to a Participant or his Beneficiary under the Plan shall be sufficient if it is in writing and delivered by hand or sent by registered or certified mail, return receipt requested, to the Participant or, in the event of his death, to the Beneficiary. Any notice shall be deemed made as of the date of delivery by hand or the mailing date shown on the return receipt for registered or certified mail.

     Section 5.3. Powers and Duties of the Company. Subject to the specific limitations stated in this Plan, the Company shall have the following powers, duties, and responsibilities:

          (a)  To carry out the general administration of the Plan;

          (b) To cause to be prepared all forms necessary or appropriate for the administration of the Plan;

          (c)  To keep appropriate books and records;

          (d) To determine amounts to be distributed to a Participant and his Beneficiary under the provisions of the Plan;

          (e) To determine, consistently with the provisions of this instrument, all questions of eligibility, rights, and status of each Participant and his Beneficiary under the Plan;

          (f) To issue, amend, and rescind rules relating to the administration of the Plan, to the extent those rules are consistent with the provisions of this instrument;

          (g) To exercise all other powers and duties specifically conferred upon Tower Bank & Trust Company elsewhere in this instrument; and

          (h) To interpret, with discretionary authority, the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility.


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                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

     Section 6.1. Amendment. The Company may amend the Plan at any time by action of the Board of Directors, with written notice to each Participant. The Company, however, may not make any amendment that reduces a Participant's benefits below amounts already earned or that delays the payment of those benefits past the time provided under the Plan immediately before the date of the amendment, unless the Participant consents in writing to the amendment.

     Section 6.2. Termination. The Company reserves the right to terminate the Plan, by action of the Board of Directors, at any time it deems appropriate. Upon termination of the Plan, no further benefits shall be earned under the Plan

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.1. Relationship. Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed to establish a trust or fiduciary relationship of any kind between the Company and any Participant or his Beneficiary. The Plan is intended to be unfunded for purposes of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall not be deemed to grant a Participant, his Beneficiary, or any other person any interest or right in any property of the Company other than as an unsecured general creditor of the Company.

     Section 7.2. Anticipation of Benefits. Neither a Participant nor his Beneficiary shall have the power to transfer, assign, anticipate, pledge, alienate, or otherwise encumber in advance any of the payments that may become due under this Plan, and any attempt to do so shall be void. Any payments that may become due under this Plan shall not be subject to attachment, garnishment, execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

     Section 7.3. No Guarantee of Continued Employment. Nothing contained in this Plan or any action taken under the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in employment with the Company.

     Section 7.4. Persons Subject to the Plan. This Plan shall be binding upon and inure to the benefit of each Participant and his Beneficiaries and upon the Company and their successors and assigns.

     Section 7.5. Responsibility for Tax Status. The Company does not make any warranties, express or implied, or assume any responsibility concerning the federal, state, or local taxation of rights or benefits under the Plan.

     Section 7.6. Tax Withholding. The Company may withhold from each Participant's compensation or from any benefit paid under the Plan such amounts as may be required by applicable federal, state, or local tax laws.


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          Tower Financial Corporation has caused this Plan to be executed by its duly authorized officers on the 7th day of January, 2002.

                                        Tower Financial Corporation


                                        By: /s/ Kevin J. Himmelhaver
                                            ----------------------------

                                        Title: EVP/CFO
                                               -------------------------





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                                    APPENDIX


     The Compensation Committee has designated the following individuals as Participants in the Supplemental Executive Retirement Plan of Tower Financial
Corporation:

          Name                          Effective Date of Participation
          ----                          -------------------------------

          Donald F. Schenkel            January 1, 2002


                                        Certified by:

                                        /s/ Craig S. Hartman    January 10, 2002
                                        ----------------------------------------
                                            Craig Hartman             Date

                                        (Initial and date)







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